EXHIBIT 99.1

                        QUARTERLY REPORT TO SHAREHOLDERS


                                    NICOLET
                                  NATIONAL BANK

                              www.nicoletbank.com
                                  800.369.0226

                            110 S. Washington Street
                                  PO Box 23900
                            Green Bay, WI 54305-3900
                                  920.430.1400

                                2009 Hall Avenue
                              Marinette, WI 54143
                                  715.732.2600

                                1015 10th Avenue
                              Menominee, MI 49858
                                  906.863.4407


                                                                  MARCH 31, 2004


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April 2004

Dear Shareholders:

We are pleased to provide the first quarter results for 2004. Net income of $265,000 exceeded our plan and was modestly higher than the first quarter of 2003. The first half of 2003 was characterized by extremely strong revenues from secondary market mortgage loan originations at Nicolet and throughout the industry. These revenues remain strong, but the sources of 2004 earnings are much more diverse than 2003. We continue to add high quality customer relationships and deepen our involvement with existing customers.

On April 23rd we broke ground for our new Downtown Green Bay headquarters. The building will be completed in August 2005, which coincides with the end of our lease at our existing location. Nicolet will occupy the first two floors of the four-story building. We are pleased and proud to participate in an important step for Downtown Green Bay. Most importantly, the facility will provide the right environment to continue the profitable growth of your bank.

The results and the comments from our customer base reflect a growing confidence in general economic conditions. The environment remains uncertain, but reported data, as well as the commentary of our commercial customers, points to a favorable outlook.

Nicolet has attracted an outstanding base of quality relationships. We exist to help our customers achieve their long-term financial goals, regardless of the economic environment. We are confident that this focus will continue to drive our success. Thank you for joining us in this effort.

Sincerely,

/s/ Robert B. Atwell
Robert B. Atwell
President & CEO


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
ASSETS (dollar amount in thousands)
-------------------------------------------------------
Cash and balances due from
 depository institutions . . . . . . . . . . .   31,625
Securities . . . . . . . . . . . . . . . . . .   27,330
Federal funds sold . . . . . . . . . . . . . .    1,076
Loans  . . . . . . . . . . . . . . . . . . . .  295,917
  LESS: Allowance for loan losses  . . . . . .    3,466
  Net loans  . . . . . . . . . . . . . . . . .  292,451
Premises and fixed assets  . . . . . . . . . .    2,785
Other assets . . . . . . . . . . . . . . . . .   12,034
TOTAL ASSETS . . . . . . . . . . . . . . . . .  367,301

LIABILITIES
-------------------------------------------------------
Deposits
  Non-interest-bearing . . . . . . . . . . . .   40,191
  Interest-bearing . . . . . . . . . . . . . .  289,060
Total Deposits . . . . . . . . . . . . . . . .  329,251
Short term borrowings  . . . . . . . . . . . .    4,160
Other liabilities  . . . . . . . . . . . . . .    1,048
TOTAL LIABILITIES  . . . . . . . . . . . . . .  334,459

EQUITY CAPITAL
-------------------------------------------------------
Common Stock . . . . . . . . . . . . . . . . .       30
Surplus. . . . . . . . . . . . . . . . . . . .   32,105
Retained earnings. . . . . . . . . . . . . . .      189
Accumulated other comprehensive income . . . .      518
TOTAL EQUITY CAPITAL . . . . . . . . . . . . .   32,842
TOTAL LIABILITIES AND CAPITAL. . . . . . . . .  367,301

INCOME STATEMENT (dollar amount in thousands)
-------------------------------------------------------
Interest Income  . . . . . . . . . . . . . . .    4,008

Interest Expense . . . . . . . . . . . . . . .    1,717

Net interest Income  . . . . . . . . . . . . .    2,291

Provision for Loan and Lease Losses  . . . . .      763

Non-interest income
          Income from fiduciary activities . .      226
          Service charges on deposit accounts       123
          Other non-interest income  . . . . .      567
          Total non-interest income  . . . . .      916

Non-interest expense
          Salaries and employee benefits . . .    1,148
          Other non-interest expense . . . . .      932
          Total non-interest expense . . . . .    2,080

Income before taxes  . . . . . . . . . . . . .      364

Income Taxes . . . . . . . . . . . . . . . . .       99

Net Income . . . . . . . . . . . . . . . . . .      265


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